UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 26, 2010

NBTY, INC.

 (Exact Name of Registrant as Specified in Charter)

001-31788

(Commission File Number)

DELAWARE	11-2228617
(State or Other Jurisdiction	(IRS Employer
of Incorporation)	Identification No.)

2100 Smithtown Avenue Ronkonkoma, New York	11779 (Zip Code)
(Address of Principal Executive Offices)

(631) 567-9500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or By-laws; Change in Fiscal Year.

On February 26, 2010, the Board of Directors (the “Board”) of NBTY, Inc. (the “Corporation”) adopted amendments to the Corporation’s By-Laws, effective immediately.  The amendments (a) clarify the language of certain provisions, (b) add specificity to the procedures relating to meetings of the Board and committees of the Board and similar matters, (c) provide that shares of the Corporation’s stock may be uncertificated, and (d) clarify and make certain changes to the advance notice provisions for shareholder proposals and the requirements for shareholders to disclose their beneficial ownership and derivative positions with respect to shares of the Corporation’s capital stock in connection with bringing matters before a meeting of the Corporation’s stockholders.

The Corporation also made additional administrative and typographical amendments to the By-Laws.  The amended and restated By-Laws, marked to show changes from the prior By-Laws, are attached as Exhibit 3.2(a).  An unmarked version of the

By-Laws is attached as Exhibit 3.2(b).

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

3.2(a)	Amended and Restated By-Laws of NBTY, Inc. (marked to show revisions)

3.2(b)	Amended and Restated By-Laws of NBTY, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 4, 2010
NBTY, INC.

	By:	/s/ Harvey Kamil
Harvey Kamil
President and Chief Financial Officer